UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

July 23, 2013

Date of Report (Date of Earliest event reported)

TEXAS GULF ENERGY, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, TX	77571
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(281) 867-8500

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2013, the Board of Directors of Texas Gulf Energy, Incorporated (“Company”), by unanimous written consent, accepted the resignation of Peter Kappler as Secretary of the Company, although he will remain as Senior Vice President of International Plant Services, L.L.C., a wholly owned subsidiary of the Company. At the same time, also by unanimous written consent of the Board of Directors, Maylene Guzman Santiago was elected Secretary of the Company. There are no compensation arrangements in place with Ms. Santiago and the Company.

Maylene Guzman Santiago, 36, started her career as a Certified Public Accountant with KPMG Philippines as an external auditor in 1999 and worked there until 2001. She was a corporate planner and internal auditor with Yokohama Tire Philippines, Inc. from 2001 until 2004. From 2004 to 2005, Ms. Santiago was a chief accountant for Hazama Corporation, a Japan-based government contractor that constructed the Subic Clark Tarlac Expressway in the Philippines. In 2006, she established Visondyna Manpower Agency, a job placement agency. She operated this Company until 2006, when she became Accounting Manager for International Plant Services, L.L.C. When International Plant Services was acquired by the Company in December 2011, Ms. Santiago became Controller for the Company and its subsidiaries, a position that she continues to hold. Ms. Santiago has been a licensed CPA in the Philippines since 1999 and in Texas since 2008.

Ms. Santiago does not have a family relationship with any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2013	TEXAS GULF ENERGY, INCORPORATED

	By:	/s/ Craig Crawford
Name: Craig Crawford
Title: Interim President and Chief Financial Officer